UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2018

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Address of principal executive office) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the common unitholders (the “special meeting”) of Energy Transfer Partners, L.P. (“ETP”) was held on October 18, 2018 to consider and vote on proposals (i) to adopt the Agreement and Plan of Merger, dated as of August 1, 2018, (the “Merger Agreement”) by and among Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), LE GP, LLC, a Delaware limited liability company and the general partner of ETE (“ETE GP”), Streamline Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of ETE (“Merger Sub”), ETP and Energy Transfer Partners, L.L.C. (“ETP Managing GP”), a Delaware limited liability company and the general partner of Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP, and the transactions contemplated thereby, including the merger of Merger Sub with and into ETP, with ETP continuing as the surviving entity and a subsidiary of ETE (the “merger”) and (ii) to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement and the transactions contemplated thereby, including the merger, at the time of the special meeting. The proposals are described in detail in the proxy statement/prospectus filed with the Securities and Exchange Commission (“SEC”) by ETE on September 11, 2018.

As of the close of business on September 10, 2018, the record date for the special meeting, there were a total of 1,167,186,967 ETP common units outstanding, all of which were entitled to vote at the special meeting. At the special meeting, holders of 745,172,415 ETP common units were present or represented by proxy, constituting a quorum. A summary of the voting results for the proposals is set forth below:

Proposal 1: Adoption of the Merger Agreement

ETP common unitholders adopted the Merger Agreement. The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
731,691,835	10,820,443	2,660,137	0

698,166,264 of the 731,691,835 ETP common units voting “For” this proposal were held by ETP common unitholders other than ETE and its affiliates, constituting a majority of the unaffiliated ETP common unitholders.

Proposal 2: Adjournment of the Special Meeting

Because ETP common unitholders adopted the Merger Agreement, the vote on the proposal to approve the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting was not called.

Item 8.01	Other Events.

On October 18, 2018, ETE and ETP issued a joint press release announcing the results of the Special Meeting and expected closing date of the merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Additional Information and Where to Find It

SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT REGARDING THE TRANSACTION CAREFULLY. These documents, and any other documents filed by ETE or ETP with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders can obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETE or ETP at the following:

Energy Transfer Equity, L.P. 8111 Westchester Drive, Suite 600 Dallas, Texas 75225 Attention: Investor Relations Phone: 214-981-0795	Energy Transfer Partners, L.P. 8111 Westchester Drive, Suite 600 Dallas, Texas 75225 Attention: Investor Relations Phone: 214-981-0795

Participants in the Solicitation

ETE, ETP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the directors and executive officers of ETE is contained in ETE’s Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018. Information regarding the directors and executive officers of ETP is contained in ETP’s Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger are included in the proxy statement/prospectus.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)    Exhibits

Exhibit Number	Description

99.1	Joint Press Release, dated October 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: October 18, 2018	By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Chief Financial Officer

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